Exhibit 99.1

AMF BOWLING WORLDWIDE, INC. AND SUBSIDIARIES

Pro Forma Unaudited Condensed Consolidated Balance Sheet

As of July 3, 2005

(In thousands, except share data)	As Reported in Form 10-K dated 7/03/2005	Less Products	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$45,254	$1,538	$17,500	(3)	$61,216
Accounts and notes receivable, net of allowance for doubtful accounts of $2,853 in 2005	23,497	22,235	—		1,262
Inventories, net	25,531	19,580	—		5,951
Prepaid expenses and other current assets	14,293	7,248	—		7,045
Assets held for sale	5,294	—	—		5,294

Total current assets	113,869	50,601	17,500		80,768

Property and equipment, net	248,526	22,809	—		225,717
Long term investments	—	—	69,918	(2)	69,918
Other assets	29,230	17,495	(15,000	)(3)	(3,265)

Total assets	$391,625	$90,905	$72,418		$373,138

Liabilities and Stockholder’s Equity

Current liabilities:
Accounts payable	$12,506	$5,672	$1,300	(3)	$8,134
Accrued expenses and other liabilities	71,121	14,115	—		57,006
Current portion of long-term debt	1,073	—	—		1,073
Liabilities held for sale	1,069	—	—		1,069

Total current liabilities	85,769	19,787	1,300		67,282

Long-term debt, less current portion	203,771	—	—		203,771
Liabilities, subject to resolution	143	—	—		143
Other liabilities	4,742	—	—		4,742

Total liabilities	294,425	19,787	1,300		275,938

Stockholder’s equity:
Common stock ($0.01 par value 1,000 shares authorized and outstanding)	—	—	—		—
Paid-in capital	133,716	—	—		133,716
Accumulated deficit	(29,690)	—	—		(29,690)
Accumulated other comprehensive income (loss)	(6,826)	—	—		(6,826)

Total stockholder’s equity	97,200	—	—		97,200

Total liabilities and stockholder’s equity	$391,625	$19,787	$1,300		$373,138

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

AMF BOWLING WORLDWIDE, INC. AND SUBSIDIARIES

Pro Forma Unaudited Condensed Consolidated Statement of Operations

For The Year Ended July 3, 2005

(In thousands)	As Reported in Form 10-K dated 7/03/2005	Less Products	Pro Forma Adjustments (4)	Pro Forma
Operating revenue	$568,578	$104,589	$—	$463,989

Operating expenses:
Costs of goods sold	128,218	78,677	—	49,541
Bowling center operating expenses	341,318	—	—	341,318
Selling, general and administrative expenses	49,956	22,610	—	27,346
Restructuring, refinancing and other charges	11,486	1,528	—	9,958
Depreciation and amortization	45,569	6,348	—	39,221

Total operating expenses	576,547	109,163	—	467,384

Operating loss	(7,969)	(4,574)	—	(3,395)

Non-operating (income) expenses:
Interest expense	25,631	52	—	25,579
Interest income	(1,393)	(149)	—	(1,244)
Loss on extinguishment of debt	1,804	—	—	1,804
Other (income) expense, net	(5,839)	(383)	—	(5,456)

Total non-operating (income) expenses	20,203	(480)	—	20,683

Loss from continuing operations before income taxes	(28,172)	(4,094)	—	(24,078)
Provision for income taxes	5,076	831	—	4,245

Loss from continuing operations	(33,248)	(4,925)	—	(28,323)

Discontinued operations:
Income from discontinued operations, net of tax	7,103	—	—	7,103
Gain on disposals, net of tax	15,447	—	—	15,447

Income from discontinued operations	22,550	—	—	22,550

Net loss	$(10,698)	$(4,925)	$—	$(5,773)

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

AMF BOWLING WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The preceding unaudited pro forma condensed consolidated financial statements are based upon our historical results of operations and financial condition, adjusted to reflect the pro forma effect from the formation of the Joint Venture with Qubica. Financial information with respect to the contribution of Qubica’s business to the Joint Venture is not readily available, and therefore the complete pro forma financial information regarding the Company’s 50% equity interest in the Joint Venture is not included. The historical consolidated financial information presented herein should be read in conjunction with the audited consolidated financial statements and notes in our Annual Report on Form 10-K for the year ended July 3, 2005.

In the opinion of management, the accompanying unaudited pro forma condensed consolidated financial statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of such disposition on our historical financial information. The adjustments are described in the notes below and are set forth in the Pro Forma Adjustments column.

The unaudited pro forma condensed consolidated financial information has been presented for information purposes only and is not indicative of any future results of operations or the results that might have occurred if the disposition had actually been completed on the indicated dates.

2.	Represents the portion of our investment in the Joint Venture created by the contribution of our Products Business. This adjustment does not include our 50% interest in the net assets contributed to the Joint Venture by Qubica. Our investment in the Joint Venture will be accounted for under the equity method.

3.	Represents repayment of certain inter-company borrowings, reimbursement of certain transaction costs by the Joint Venture and current inter-company payables owed to Products.

4.	Pro forma adjustments for the results of operations of the business contributed to the Joint Venture by Qubica are not included since such information is not currently available. The pro forma adjustments also exclude the effects of intercompany transactions between AMF and the Joint Venture, and the amortization of any basis difference between the net equity contributed to the Joint Venture by us compared with our underlying share of the Joint Venture’s equity. These pro forma adjustments will be included in an amended Form 8-K or reflected in the Company’s reports at a later date.

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